Exhibit 99.1

Och-Ziff Capital Management Group LLC Reports

2009 Third Quarter Results

2009 Third Quarter Dividend of $0.07 per Class A Share

NEW YORK, November 3, 2009 – Och-Ziff Capital Management Group LLC (NYSE:OZM) (the “Company” or “Och-Ziff”) today reported a GAAP Net Loss1 of $80.0 million, or $1.02 per basic and $1.06 per diluted Class A Share, for the third quarter ended September 30, 2009. The Company also declared a $0.07 per share third quarter cash dividend on its Class A Shares.

Summary Highlights

•	Distributable Earnings of $34.2 million, or $0.08 per Adjusted Class A Share, for the 2009 third quarter
•	Assets under management of $22.6 billion as of November 1, 2009, compared to $22.1 billion as of October 1, 2009
•

Year-to-date net returns through October 31, 2009 of the OZ Master Fund of 21.3%, the OZ Europe Master Fund of 15.6%, the OZ Asia Master Fund of 28.0% and the OZ Global Special Investments Master Fund of 7.2%

“We continued to generate very strong investment performance across all of our funds during the third quarter and in the month of October,” said Daniel Och, Chairman and Chief Executive Officer of Och-Ziff. “We have now surpassed the high water marks for the majority of our capital. Our diversified, multi-strategy approach, which adheres to disciplined investment and risk management processes and the limited use of leverage, has driven the consistency and low volatility of our investment returns since our founding in 1994 and this year has been no different.

“We believe that redemptions have now normalized to historical levels for the hedge fund industry as a whole as market conditions have further improved and investor confidence has increased. We remain confident that as investors re-deploy capital to alternative investments, we will be a leading beneficiary of those flows because of our track record, infrastructure, transparency and the consistency of our model.”

[1]	References to the Company’s GAAP Net Loss throughout this press release refer to the Company’s GAAP Net Loss Allocated to Class A Shareholders.

GAAP NET LOSS ALLOCATED TO CLASS A SHAREHOLDERS

For the 2009 third quarter, Och-Ziff reported a GAAP Net Loss of $80.0 million, or $1.02 per basic and $1.06 per diluted Class A Share, compared to a GAAP Net Loss of $69.4 million, or $0.94 per basic and $1.07 per diluted Class A Share, for the 2008 third quarter. The primary drivers of the year-over-year increase were a decline in Management Fees due to lower assets under management and higher compensation expenses, as discussed below.

For the first nine months of 2009, Och-Ziff reported a GAAP Net Loss of $250.2 million, or $3.23 per basic and $3.25 per diluted Class A Share, compared to a GAAP Net Loss of $398.4 million, or $5.37 per basic and diluted Class A Share, for the first nine months of 2008. The primary driver of the year-over-year decrease was an increase in the Net Loss Allocated to Partners’ and Others’ Interests in Income of Consolidated Subsidiaries resulting from the adoption of SFAS No. 160, partially offset by a decline in Management Fees due to lower assets under management and higher compensation expenses, as discussed below.

The GAAP Net Loss in the 2009 third quarter and first nine months primarily resulted from non-cash expenses of $417.5 million and $1.3 billion, respectively, associated with the Company’s reorganization in connection with its initial public offering (“IPO”) in November 2007. These expenses are related to the amortization of Och-Ziff Operating Group A Units (“Group A Units”), which represent equity interests in the Company’s principal operating subsidiaries (the “Och-Ziff Operating Group”) that were issued to the Company’s pre-IPO owners in exchange for their pre-IPO interests in those subsidiaries. The Group A Units vest annually over five years until November 2012. Accordingly, the amortization of these expenses is expected to result in a GAAP Net Loss each quarter through the end of 2012. Once vested, the Group A Units may be exchanged on a one-to-one basis for Class A Shares.

Additionally, the GAAP Net Loss in the 2009 third quarter and first nine months were driven by non-cash expenses of $33.5 million and $86.1 million, respectively, for the amortization of equity-based compensation. This expense relates primarily to Class A Restricted Share Units (“RSUs”) awarded to all of the Company’s employees in connection with the IPO, which vest annually over four years from the closing of the IPO, and subsequent compensation-related grants. Each RSU represents the right to receive one Class A Share upon vesting.

Also contributing to the GAAP Net Loss in the 2009 third quarter and first nine months was compensation expense relating to the accrual of estimated discretionary cash bonuses. These cash bonuses are funded by total annual revenues, which are significantly influenced by incentive income earned by the Company at the end of the year. In the second quarter of 2009, the Company began to accrue for the estimated discretionary cash bonuses that it expected to pay its employees at year-end. The Company did this in order to provide a competitive compensation structure taking into account the high-water marks in its funds, which if not recovered could preclude it from earning any incentive income, and the fact that its funds had generated strong year-to-date investment performance due to the efforts of the Company’s employees. In the third quarter of 2009, management revised its annual discretionary bonus compensation methodology for years in which high-water marks are in effect. During the second and third quarter, the Company accrued a total of $31.5 million. Any remaining amount will be expensed in the fourth quarter. The actual cash bonuses paid in the 2009 fourth quarter may vary materially from management’s current estimate as discretionary cash bonuses are based on total annual revenues, including any year-end incentive income, which is influenced by, among other things, the Company’s funds’ investment performance, the level of assets under management, the ability of its funds to continue to satisfy the high-water marks at the end of the year and global economic and market conditions. As the Company has done historically, it will determine the actual amount of annual discretionary cash bonuses in the fourth quarter of this year.

Throughout this press release, the Company presents financial measures that are not prepared in accordance with GAAP. For a discussion of all of the Company’s non-GAAP financial measures, please see the discussion “Non-GAAP and Segment Financial Measures” at the end of this press release.

DISTRIBUTABLE EARNINGS (NON-GAAP)

The Company’s Distributable Earnings for the 2009 third quarter were $34.2 million, or $0.08 per Adjusted Class A Share, compared with $52.7 million, or $0.13 per Adjusted Class A Share, in the 2008 third quarter. Distributable Earnings for the first nine months of 2009 were $73.9 million, or $0.18 per Adjusted Class A Share, compared with $156.2 million, or $0.39 per Adjusted Class A Share, in the first nine months of 2008. The year-over-year reduction in Distributable Earnings for both periods was primarily attributable to the decline in Management Fees due to lower assets under management and higher compensation expenses (as discussed above), partially offset by lower Non-compensation Expenses and lower taxes.

Distributable Earnings is a non-GAAP financial measure. For reconciliations of Distributable Earnings to the respective GAAP Net Losses for the periods described above, please see Exhibits 3 through 6 of the financial tables that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

ASSETS UNDER MANAGEMENT

Och-Ziff’s assets under management were $22.3 billion as of September 30, 2009, 2% higher than the $21.9 billion in assets under management as of June 30, 2009 and 29% lower than the $31.2 billion in assets under management as of September 30, 2008. The $8.9 billion year-over-year decrease was driven by net outflows of $9.3 billion, partially offset by performance-related appreciation of $424 million during the period. During the 2009 third quarter, the $358 million increase in assets under management was driven by performance-related appreciation of approximately $1.5 billion, partially offset by net outflows of approximately $1.1 billion. The net outflows for the 2009 third quarter included redemption requests received for June 30, 2009, but excluded redemption requests received for September 30, 2009 as these redemptions were reflected in assets under management as of October 1, 2009.

Assets under management as of October 1, 2009 were $22.1 billion, which reflected redemption requests received for September 30, 2009 (net of October 1, 2009 capital inflows) of approximately $200 million. Virtually all redemptions for a quarter generally are paid on the first day of the month following the quarter in which the redemption notice was submitted, and capital inflows for that month are accepted on the same day. The Company believes that redemptions have now normalized to historical levels for the hedge fund industry as a whole as market conditions have further stabilized and institutional investor confidence has improved.

Estimated assets under management as of November 1, 2009 were $22.6 billion, which reflected November 1, 2009 capital inflows (net of redemption requests received for October 31, 2009) of approximately $400 million, and performance-related appreciation of approximately $100 million.

Assets under management by fund:

	September 30, 2009	June 30, 2009	September 30, 2008	% Change (1)
(dollars in billions)				Sep. 2009 vs. Jun. 2009	Sep. 2009 vs. Sep. 2008
OZ Master Fund	14.8	14.4	18.8	3%	-21%
OZ Europe Master Fund	3.0	3.0	5.8	1%	-48%
OZ Asia Master Fund	1.3	1.4	3.2	-4%	-59%
OZ Global Special Investments Master Fund	2.0	1.9	2.0	2%	-2%
Other (1)(2)	1.3	1.2	1.4	NM	NM

(1)	Rounding differences may occur.
(2)	Includes real estate funds, managed accounts and other funds not significant to the Company’s assets under management.

INVESTMENT PERFORMANCE

In the 2009 third quarter, performance-related appreciation was due primarily to attractive investment opportunities globally in long/short equities, convertible arbitrage, credit and structured credit.

Performance by fund(1):

	2009
	July	August	September	3Q	YTD
OZ Master Fund	3.26%	1.37%	2.51%	7.30%	20.49%
OZ Europe Master Fund	2.36%	2.06%	3.28%	7.90%	15.47%
OZ Asia Master Fund	9.50%	0.24%	1.70%	11.63%	26.36%
OZ Global Special Investments Master Fund	1.55%	0.33%	1.47%	3.38%	7.09%

(1)	Please see important disclosures on Exhibit 10 of the financial supplement accompanying this press release.

ECONOMIC INCOME OF THE OCH-ZIFF FUNDS SEGMENT

The Company conducts substantially all of its business through the Och-Ziff Funds segment, which is currently the Company’s only reportable segment. This segment provides management and advisory services to the Company’s hedge funds and separately managed accounts.

The measures discussed below are presented on an Economic Income basis. For reconciliations of these segment measures to the respective GAAP measures, please see Exhibits 3 through 6 of the financial tables that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

Total Revenues – Economic Income Basis

Total Revenues for the 2009 third quarter were $89.6 million, a 41% decrease from Total Revenues for the 2008 third quarter of $153.0 million. Management Fees were $86.3 million, 42% lower than Management Fees in the prior year period of $147.7 million.

Total Revenues for the first nine months of 2009 were $267.3 million, a 40% decrease from Total Revenues for the first nine months of 2008 of $446.7 million. Management Fees were $263.2 million, 40% lower than Management Fees in the prior year period of $438.0 million.

Total Revenues were lower year-over-year for both periods as a result of lower Management Fees due to the decline in assets under management, which was driven by performance-related depreciation in the second half of 2008 and investor redemptions in the fourth quarter of 2008 and first half of 2009.

Compensation and Benefits – Economic Income Basis

Compensation and Benefits expenses for the 2009 third quarter totaled $23.5 million, 18% lower than Compensation and Benefits expense for the 2008 third quarter of $28.8 million. The year-over-year decrease was attributable to lower salaries and benefits expense due to lower headcount as assets under management declined. The decrease was also attributable to a lower level of one-time, non-recurring bonus payments as well as lower guaranteed bonus expense due to reduced hiring activity. These factors were partially offset by the $5.9 million expense recorded in the 2009 third quarter for the estimated, annual discretionary cash bonuses the Company anticipates paying its employees in the Och-Ziff Funds segment in the fourth quarter (as discussed above).

Compensation and Benefits expenses for the first nine months of 2009 totaled $86.5 million, 12% higher than Compensation and Benefits expenses for the first nine months of 2008 of $77.0 million. The year-over-year increase for this period was due primarily to the $30.5 million expense recorded in the 2009 second and third quarters for the estimated, annual discretionary cash bonuses the Company anticipates paying its employees in the Och-Ziff Funds segment in the fourth quarter (as discussed above). Partially offsetting this increase was the year-over-year decline in salaries and benefits expense due to lower headcount as assets under management declined. Additionally there was a lower level of one-time, non-recurring bonus payments, as well as lower guaranteed bonus accruals due to reduced hiring activity.

Non-compensation Expenses – Economic Income Basis

Non-compensation Expenses for the 2009 third quarter were $22.3 million, a 27% decrease from Non-compensation Expenses for the 2008 third quarter of $30.5 million. Non-compensation Expenses for the first nine months of 2009 were $68.1 million, a 28% decrease from Non-compensation Expenses for the first nine months of 2008 of $95.0 million.

The decrease in both periods was driven principally by lower professional services fees and lower business development costs. Also contributing to the decrease was lower interest expense on the Company’s variable rate borrowings due to the decline in LIBOR. The overall decline in Non-compensation Expenses in both periods was partially offset by higher occupancy expense related to the expansion of leased office space, and higher insurance costs.

Economic Income

Economic Income for the Och-Ziff Funds segment for the 2009 third quarter was $43.8 million, compared with $93.8 million for the 2008 third quarter. Economic Income for the Och-Ziff Funds segment for the first nine months of 2009 was $112.6 million, compared with $274.7 million for the first nine months of 2008.

ECONOMIC INCOME OF THE COMPANY’S OTHER OPERATIONS (NON-GAAP)

The Company’s Other Operations are comprised of its real estate business, which manages and provides advisory services to its real estate funds, and investments in new businesses established to expand certain of the Company’s private investment platforms. The businesses within Other Operations are currently in early growth stages, and are not included in the results of the Och-Ziff Funds segment.

Economic Income for the Company’s Other Operations for the 2009 third quarter was a net loss of $4.3 million, compared with a net loss of $1.6 million for the 2008 third quarter. Economic Income for the Company’s Other Operations for the first nine months of 2009 was a net loss of $12.8 million, compared with a net loss of $5.0 million for the first nine months of 2008. The increase in the Economic Income net losses for the 2009 third quarter and first nine months was principally the result of compensation costs associated with the Company’s Asia real estate business, as well as the expense recorded during the 2009 second and third quarters for the estimated, annual discretionary cash bonuses the Company anticipates paying the employees in its domestic real estate business in the fourth quarter of 2009 (as discussed above). For the 2009 third quarter and first nine months, this expense was $0.2 million and $0.9 million, respectively. The Economic Income net losses for the 2008 third quarter and first nine months were primarily due to the net losses from the Company’s share of the start-up costs associated with its African joint venture, which more than offset the Economic Income earned in the Company’s domestic real estate business.

Economic Income for Other Operations as discussed above is a non-GAAP measure. For reconciliations of Economic Income of the Company’s Other Operations to the respective GAAP Net Losses for the periods described above, please see Exhibits 3 through 6 of the financial tables that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

ECONOMIC INCOME OF THE TOTAL COMPANY (NON-GAAP)

Economic Income for the Total Company for the 2009 third quarter was $39.5 million, a 57% decrease from Economic Income for the 2008 third quarter of $92.1 million. Economic Income for the Total Company for the first nine months of 2009 was $99.8 million, a 63% decrease from Economic Income for the first nine months of 2008 of $269.7 million.

Economic Income for the Total Company as discussed above is a non-GAAP measure. For reconciliations of Economic Income for the Total Company to the respective GAAP Net Losses for the periods described above, please see Exhibits 3 through 6 of the financial tables that accompany this press release. Additionally, please see the discussion of “Non-GAAP and Segment Financial Measures” at the end of this press release.

CAPITAL

As of September 30, 2009, the number of Class A Shares outstanding was 79,830,851. For purposes of calculating Distributable Earnings per Share, the Company assumes that all Partner Units (as defined below) and RSUs outstanding as of September 30, 2009 have been converted on a one-to-one basis into Class A Shares. For the third quarter and first nine months ended September 30, 2009, the total weighted-average Adjusted Class A Shares outstanding were 403,594,032 and 403,235,945, respectively.

DIVIDEND

The Board of Directors of Och-Ziff declared a 2009 third quarter dividend of $0.07 per Class A Share, to be paid on November 10, 2009 to holders of record at the close of business on October 1, 2009.

For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the 2009 third quarter dividend will be treated as U.S. source dividend income.

Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. In addition, non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

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Och-Ziff will host a conference call today, November 3, 2009, at 8:30 a.m. Eastern Time to discuss the Company’s 2009 third quarter results. The call will be open to the public and can be accessed by dialing 888-713-4214 (callers inside the U.S.) or 617-213-4866 (callers outside the U.S.). The number should be dialed at least ten minutes prior to the start of the call. The passcode for the call will be 72523219. A simultaneous webcast of the call will be available to the public on a listen-only basis on the For Shareholders page of the Company’s website at www.ozcap.com.

For those unable to listen to the live broadcast, a replay will be available by dialing 888-286-8010 (callers inside the U.S.) or 617-801-6888 (callers outside the U.S.), passcode 54636117, beginning approximately two hours after the event for two weeks. A webcast replay of the event will also be available on the For Shareholders page of the Company’s website.

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Non-GAAP and Segment Financial Measures

In addition to analyzing the Company’s results on a GAAP basis, Och-Ziff’s management also reviews the Company’s results on an “Economic Income basis.” Economic Income excludes the adjustments described below that are required for presentation of the Company’s results on a GAAP basis, but that management does not consider when evaluating the operating performance of the Company in any given period. Management therefore uses Economic Income as the basis on which it evaluates the performance of the Company’s business and makes resource allocation and other operating decisions. In addition, management believes that Economic Income provides a more comparable view of the Company’s operating performance from period to period. Management considers it important that investors review the same operating information that it uses.

Economic Income is a measure of pre-tax operating performance that excludes the following from the Company’s GAAP Net Loss:

•

income allocations to the Company’s partners and Ziff Brothers Investments (the “Ziffs”) on their direct interests in the Och-Ziff Operating Group. Management reviews operating performance at the Och-Ziff Operating Group level, where substantially all of the Company’s operations are performed, prior to making any income allocations;

•

reorganization expenses related to the Company’s IPO, equity-based compensation expenses and depreciation and amortization expenses, as management does not consider these non-cash expenses when evaluating operating performance;

•	changes in the tax receivable agreement liability and gain on early retirement of debt, as management does not consider these items to be reflective of the Company’s operating performance;

•

net earnings (losses) on the deferred balances and investments in Och-Ziff funds, as these amounts primarily relate to earnings (losses) on amounts due to the Company’s partners and the Ziffs for pre-IPO deferred or reinvested incentive income, and earnings (losses) on amounts due to employees under deferred cash compensation arrangements, and as such are not reflective of the Company’s operating performance; and

•

amounts related to the consolidated Och-Ziff funds, including the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned from the Och-Ziff funds in relation to total assets under management and fund performance.

In addition, deferred cash compensation expense is recognized in the period in which it is awarded, as management determines the total amount of compensation based on the Company’s performance in the year of the award.

Management evaluates Economic Income for the Och-Ziff Funds segment, the Company’s one reportable segment under GAAP, and for the Company’s Other Operations. Economic Income for Other Operations is a non-GAAP measure that is calculated on the same basis as the methodology that is used to calculate Economic Income for the Och-Ziff Funds segment. Management also evaluates Economic Income for the Total Company, which is a non-GAAP measure that equals the sum of Economic Income for the Och-Ziff Funds segment and Other Operations. In addition, as a result of the adjustments described above, Management Fees, Compensation and Benefits, Non-compensation Expenses and Net Loss (Income) Allocated to Partners’ and Others’ Interests in Income of Consolidated Subsidiaries are presented on an Economic Income basis for Other Operations and the Total Company and are also Non-GAAP measures. No adjustments to the GAAP basis have been made for Incentive Income, Other Revenues and Net Losses on Joint Ventures. For reconciliations of these Non-GAAP measures to the respective GAAP measures, please see Exhibits 3 through 6 of the financial tables that accompany this press release.

Distributable Earnings is a non-GAAP measure of after-tax operating performance and equals Economic Income for the Total Company (as defined above) less Adjusted Income Taxes. Adjusted Income Taxes are estimated assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC. Partner Units represent interests in the Och-Ziff Operating Group held by the partners and the Ziffs, including the Group A Units and other non-equity interests. Distributable Earnings per Share is equal to Distributable Earnings divided by the weighted-average number of Adjusted Class A Shares. Adjusted Class A Shares are determined assuming all Partner Units and RSUs were converted on a one-to-one basis into Class A Shares. Management uses Distributable Earnings, among other financial data, to determine the earnings available to distribute as dividends to holders of the Company’s Class A Shares and to the Company’s partners and the Ziffs with respect to their Partner Units.

The Company’s non-GAAP financial measures should not be considered as alternatives to the Company’s GAAP Net Loss or cash flow from operations, or as indicative of liquidity or the cash available to fund operations.

Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included in the tables attached to this press release.

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Forward-Looking Statements

The information contained in this press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of the Company with respect to, among other things, its future financial or business performance, events, strategies or expectations, including but not limited to its ability to generate returns and preserve capital and its ability to expand its investment platforms. Such forward-looking statements are generally identified by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “opportunity,” “assume,” “remain,” “sustain,” “achieve” or the negative version of those words or other comparable words.

Any forward-looking statements contained in this press release are based upon historical performance of the Company and its subsidiaries and on current plans, estimates and expectations of the Company and its subsidiaries. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties, including but not limited to global and domestic market and business conditions, the Company’s ability to successfully compete for fund investors, talent and investment opportunities, successful formulation and execution of its business and growth strategies, the Company’s ability to appropriately manage conflicts of interest, and tax and other regulatory factors relevant to the Company’s structure and status as a public company, as well as assumptions relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity.

If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. Any forward-looking statements contained in this press release are made only as of the date hereof. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This press release does not constitute an offer of any Och-Ziff fund.

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About Och-Ziff Capital Management Group LLC

Och-Ziff Capital Management Group LLC is one of the world’s largest institutional alternative asset managers with offices in New York, London, Hong Kong, Tokyo, Bangalore and Beijing. Och-Ziff’s funds seek to deliver consistent, positive, risk-adjusted returns throughout market cycles, with a strong focus on capital preservation. Och-Ziff’s multi-strategy approach combines global investment strategies, including merger arbitrage, convertible and derivative arbitrage, equity restructuring, credit and distressed investments, private investments and real estate.

As of November 1, 2009, Och-Ziff had approximately $22.6 billion in assets under management with approximately 600 investor relationships. For more information, please visit www.ozcap.com.

Investor Relations Contact:

Tina Madon

Managing Director

Head of Investor Relations

Och-Ziff Capital Management Group LLC

212-719-7381

tina.madon@ozcap.com

Media Relations Contact:

Steve Bruce or Chuck Dohrenwend

The Abernathy MacGregor Group, for Och-Ziff Capital Management Group LLC

212-371-5999

Exhibit 1

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Revenues
Management fees	$88,127	$148,976	$268,598	$441,770
Incentive income	3,071	4,373	3,336	5,483
Other revenues	355	925	908	3,179
Income of consolidated Och-Ziff funds	10,127	2,768	21,629	7,654

Total Revenues	101,680	157,042	294,471	458,086

Expenses
Compensation and benefits	64,074	50,377	191,975	155,388
Allocations to non-equity partner interests	8,052	(3,039)	12,627	(865)
Reorganization expenses	417,486	425,585	1,262,171	1,276,753
Profit sharing	663	(305)	954	(1,736)
Interest expense	2,168	7,118	10,823	24,791
General, administrative and other	40,687	24,732	84,069	83,771
Expenses of consolidated Och-Ziff funds	880	1,043	2,776	2,400

Total Expenses	534,010	505,511	1,565,395	1,540,502

Other Income (Loss)
Net earnings (losses) on deferred balances	20,840	(18,776)	24,270	(18,975)
Net gains (losses) on investments in Och-Ziff funds and joint ventures	730	(2,049)	1,036	(6,020)
Gain on early retirement of debt	—	—	2,013	—
Net gains (losses) of consolidated Och-Ziff funds	(47)	1,290	(145)	787

Total Other Income (Loss)	21,523	(19,535)	27,174	(24,208)

Loss before Income Taxes	(410,807)	(368,004)	(1,243,750)	(1,106,624)
Income taxes	(20,889)	14,735	(17,611)	22,696

Consolidated Net Loss	$(389,918)	$(382,739)	$(1,226,139)	$(1,129,320)

Net Loss Allocated to Partners’ and Others’ Interests in Income of Consolidated Subsidiaries	$(309,891)	$(313,295)	$(975,945)	$(730,957)

Net Loss Allocated to Class A Shareholders	$(80,027)	$(69,444)	$(250,194)	$(398,363)

Net Loss per Class A Share
Basic	$(1.02)	$(0.94)	$(3.23)	$(5.37)

Diluted	$(1.06)	$(1.07)	$(3.25)	$(5.37)

Weighted-Average Class A Shares Outstanding
Basic (1)	78,818,314	74,138,572	77,398,416	74,138,572

Diluted	387,874,793	385,238,096	387,719,637	74,138,572

(1)	Includes fully-vested RSUs that have not been exchanged into Class A Shares as of the end of the period.

Exhibit 2

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Economic Income Summary (Unaudited)

(dollars in thousands)

	Three Months Ended September 30, 2009			Three Months Ended September 30, 2008
	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)
Economic Income Basis
Management fees	$86,262	$1,312	$87,574	$147,747	$1,312	$149,059
Incentive income	3,071	—	3,071	4,373	—	4,373
Other revenues	268	87	355	919	6	925
Total Economic Income revenues	89,601	1,399	91,000	153,039	1,318	154,357
Compensation and benefits	23,539	4,578	28,117	28,813	1,015	29,828
Non-compensation expenses	22,255	811	23,066	30,463	283	30,746
Total Economic Income expenses	45,794	5,389	51,183	59,276	1,298	60,574
Net losses on joint ventures (3)	—	(244)	(244)	—	(1,544)	(1,544)
Net loss (income) allocated to partners’ and others’ interests in income of consolidated subsidiaries (4)	—	(47)	(47)	—	(107)	(107)
Economic Income	43,807	(4,281)	39,526	93,763	(1,631)	92,132

	Nine Months Ended September 30, 2009			Nine Months Ended September 30, 2008
	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)	Och-Ziff Funds Segment (1)	Other Operations (Non-GAAP) (2)	Total Company (Non-GAAP) (2)
Economic Income Basis
Management fees	$263,209	$3,953	$267,162	$438,034	$3,934	$441,968
Incentive income	3,336	—	3,336	5,483	—	5,483
Other revenues	713	195	908	3,149	30	3,179
Total Economic Income revenues	267,258	4,148	271,406	446,666	3,964	450,630
Compensation and benefits	86,502	12,995	99,497	76,989	1,674	78,663
Non-compensation expenses	68,149	2,717	70,866	94,967	632	95,599
Total Economic Income expenses	154,651	15,712	170,363	171,956	2,306	174,262
Net losses on joint ventures (3)	—	(1,236)	(1,236)	—	(6,144)	(6,144)
Net loss (income) allocated to partners’ and others’ interests in income of consolidated subsidiaries (4)	—	28	28	—	(524)	(524)
Economic Income	112,607	(12,772)	99,835	274,710	(5,010)	269,700

(1)	The Och-Ziff Funds segment is the Company’s only reportable segment. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment. For reconciliations of these segment measures to the nearest U.S. GAAP measures, see Exhibits 3 through 6.
(2)	Each of the measures below is a non-GAAP financial measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP financial measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business. For reconciliations of these non-GAAP measures to the nearest U.S. GAAP measures, see Exhibits 3 through 6.

(3)	Represents the Company’s losses in joint ventures established to expand certain of the Company’s private investments platforms.
(4)	Represents the residual interests in the domestic real estate management business not owned by the Company.

Exhibit 3

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
Three Months Ended September 30, 2009	Economic Income Basis (2)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
		Funds Consolidation	Other Adjustments				Funds Consolidation	Other Adjustments
Management fees	$86,262	$(56)	$609	(a)	$86,815	$1,312	$—	$—		$1,312	$87,574	$88,127
Incentive income	3,071	—	—		3,071	—	—	—		—	3,071	3,071
Other revenues	268	—	—		268	87	—	—		87	355	355
Income of consolidated Och-Ziff funds	—	—	—		—	—	10,127	—		10,127	—	10,127
Total revenues	89,601	(56)	609		90,154	1,399	10,127	—		11,526	91,000	101,680
Compensation and benefits	23,539	—	29,197	(b) (c)	52,736	4,578	—	6,760	(c)	11,338	28,117	64,074
Allocations to non-equity partner interests	—	—	8,052	(d)	8,052	—	—	—		—	—	8,052
Reorganization expenses	—	—	417,486	(e)	417,486	—	—	—		—	—	417,486
Profit sharing	—	—	663	(f)	663	—	—	—		—	—	663
Interest expense	2,168	—	—		2,168	—	—	—		—	2,168	2,168
General, administrative and other	20,087	—	19,600	(a) (g)	39,687	811	—	189	(g)	1,000	20,898	40,687
Expenses of consolidated Och-Ziff funds	—	11	—		11	—	869	—		869	—	880
Total expenses	45,794	11	474,998		520,803	5,389	869	6,949		13,207	51,183	534,010
Net earnings (losses) on deferred balances and investments in Och-Ziff funds and joint ventures	—	—	21,814	(h)	21,814	(244)	(99)	99	(h)	(244)	(244)	21,570
Net gains (losses) of consolidated Och-Ziff funds	—	(57)	—		(57)	—	10	—		10	—	(47)
Income taxes	—	—	(21,077	)(g)	(21,077)	—	—	188	(g)	188	—	(20,889)
Net loss (income) allocated to partners’ and others’ interests in income of consolidated subsidiaries	—	124	318,776	(i)	318,900	(47)	(9,169)	207	(i)	(9,009)	(47)	309,891
Net Income (Loss) Allocated to Class A Shareholders	43,807	—	(112,722)		(68,915)	(4,281)	—	(6,831)		(11,112)	39,526	(80,027)
						Adjusted Income Taxes - Non-GAAP (4)					(5,357)

						Distributable Earnings - Non-GAAP					$34,169

						Weighted-Average Class A Shares Outstanding					78,818,314
						Weighted-Average Partner Units					309,074,414
						Weighted-Average Class A Restricted Share Units (RSUs)					15,701,304

						Weighted-Average Adjusted Class A Shares					403,594,032

						Distributable Earnings Per Adjusted Class A Share - Non-GAAP					$0.08

(1)	See Exhibit 7 for a description of the adjustments made to arrive at Total Company U.S. GAAP Net Loss.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures below is a non-GAAP financial measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP financial measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 4

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
Three Months Ended September 30, 2008	Economic Income Basis (2)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
		Funds Consolidation	Other Adjustments				Funds Consolidation	Other Adjustments
Management fees	$147,747	$(83)	$—		$147,664	$1,312	$—	$—		$1,312	$149,059	$148,976
Incentive income	4,373	—	—		4,373	—	—	—		—	4,373	4,373
Other revenues	919	—	—		919	6	—	—		6	925	925
Income of consolidated Och-Ziff funds	—	72	—		72	—	2,696	—		2,696	—	2,768
Total revenues	153,039	(11)	—		153,028	1,318	2,696	—		4,014	154,357	157,042
Compensation and benefits	28,813	—	19,686	(b) (c)	48,499	1,015	—	863	(c)	1,878	29,828	50,377
Allocations to non-equity partner interests	—	—	(3,039	)(d)	(3,039)	—	—	—		—	—	(3,039)
Reorganization expenses	—	—	425,585	(e)	425,585	—	—	—		—	—	425,585
Profit sharing	—	—	(305	)(f)	(305)	—	—	—		—	—	(305)
Interest expense	7,118	—	—		7,118	—	—	—		—	7,118	7,118
General, administrative and other	23,345	—	915	(g)	24,260	283	—	189	(g)	472	23,628	24,732
Expenses of consolidated Och-Ziff funds	—	146	—		146	—	897	—		897	—	1,043
Total expenses	59,276	146	442,842		502,264	1,298	897	1,052		3,247	60,574	505,511
Net earnings (losses) on deferred balances and investments in Och-Ziff funds and joint ventures	—	—	(19,281	)(h)	(19,281)	(1,544)	(36)	36	(h)	(1,544)	(1,544)	(20,825)
Net gains (losses) of consolidated Och-Ziff funds	—	(569)	—		(569)	—	1,859	—		1,859	—	1,290
Income taxes	—	—	14,716	(g)	14,716	—	—	19	(g)	19	—	14,735
Net loss (income) allocated to partners’ and others’ interests in income of consolidated subsidiaries	—	726	316,445	(i)	317,171	(107)	(3,622)	(147	)(i)	(3,876)	(107)	313,295
Net Income (Loss) Allocated to Class A Shareholders	93,763	—	(160,394)		(66,631)	(1,631)	—	(1,182)		(2,813)	92,132	(69,444)
						Adjusted Income Taxes - Non-GAAP (4)					(39,452)

						Distributable Earnings - Non-GAAP					$52,680

						Weighted-Average Class A Shares Outstanding					74,138,572
						Weighted-Average Partner Units					311,099,524
						Weighted-Average Class A Restricted Share Units (RSUs)					15,132,928

						Weighted-Average Adjusted Class A Shares					400,371,024

						Distributable Earnings Per Adjusted Class A Share - Non-GAAP					$0.13

(1)	See Exhibit 7 for a description of the adjustments made to arrive at Total Company U.S. GAAP Net Loss.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures below is a non-GAAP financial measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP financial measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 5

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
Nine Months Ended September 30, 2009	Economic Income Basis (2)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
		Funds Consolidation	Other Adjustments				Funds Consolidation	Other Adjustments
Management fees	$263,209	$(167)	$1,622	(a)	$264,664	$3,953	$(19)	$—		$3,934	$267,162	$268,598
Incentive income	3,336	—	—		3,336	—	—	—		—	3,336	3,336
Other revenues	713	—	—		713	195	—	—		195	908	908
Income of consolidated Och-Ziff funds	—	—	—		—	—	21,629	—		21,629	—	21,629
Total revenues	267,258	(167)	1,622		268,713	4,148	21,610	—		25,758	271,406	294,471

Compensation and benefits	86,502	—	74,665	(b) (c)	161,167	12,995	—	17,813	(c)	30,808	99,497	191,975
Allocations to non-equity partner interests	—	—	12,627	(d)	12,627	—	—	—		—	—	12,627
Reorganization expenses	—	—	1,262,171	(e)	1,262,171	—	—	—		—	—	1,262,171
Profit sharing	—	—	954	(f)	954	—	—	—		—	—	954
Interest expense	10,823	—	—		10,823	—	—	—		—	10,823	10,823
General, administrative and other	57,326	—	23,466	(a) (g)	80,792	2,717	—	560	(g)	3,277	60,043	84,069
Expenses of consolidated Och-Ziff funds	—	19	—		19	—	2,757	—		2,757	—	2,776
Total expenses	154,651	19	1,373,883		1,528,553	15,712	2,757	18,373		36,842	170,363	1,565,395

Net earnings (losses) on deferred balances and investments in Och-Ziff funds and joint ventures	—	—	26,542	(h)	26,542	(1,236)	(216)	216	(h)	(1,236)	(1,236)	25,306
Gain on early retirement of debt	—	—	2,013	(g)	2,013	—	—	—		—	—	2,013
Net gains (losses) of consolidated Och-Ziff funds	—	(1,744)	—		(1,744)	—	1,599	—		1,599	—	(145)

Income taxes	—	—	(17,902	)(g)	(17,902)	—	—	291	(g)	291	—	(17,611)

Net loss (income) allocated to partners’ and others’ interests in income of consolidated subsidiaries	—	1,930	994,260	(i)	996,190	28	(20,236)	(37	)(i)	(20,245)	28	975,945

Net Income (Loss) Allocated to Class A Shareholders	112,607	—	(331,544)		(218,937)	(12,772)	—	(18,485)		(31,257)	99,835	(250,194)
						Adjusted Income Taxes - Non-GAAP (4)					(25,898)

						Distributable Earnings - Non-GAAP					$73,937

						Weighted-Average Class A Shares Outstanding					77,398,416
						Weighted-Average Partner Units					310,327,265
						Weighted-Average Class A Restricted Share Units (RSUs)					15,510,264

						Weighted-Average Adjusted Class A Shares					403,235,945

						Distributable Earnings Per Adjusted Class A Share - Non-GAAP					$0.18

(1)	See Exhibit 7 for a description of the adjustments made to arrive at Total Company U.S. GAAP Net Loss.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures below is a non-GAAP financial measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP financial measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 6

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Reconciliation of Non-GAAP and Segment Financial Measures to U.S. GAAP Measures

(dollars in thousands, except per share amount)

	OCH-ZIFF FUNDS SEGMENT					OTHER OPERATIONS					TOTAL COMPANY
Nine Months Ended September 30, 2008	Economic Income Basis (2)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	Reconciling Adjustments (1)			U.S. GAAP Basis	Economic Income Basis (Non-GAAP) (3)	U.S. GAAP Basis
		Funds Consolidation	Other Adjustments				Funds Consolidation	Other Adjustments
Management fees	$438,034	$(198)	$—		$437,836	$3,934	$—	$—		$3,934	$441,968	$441,770
Incentive income	5,483	—	—		5,483	—	—	—		—	5,483	5,483
Other revenues	3,149	—	—		3,149	30	—	—		30	3,179	3,179
Income of consolidated Och-Ziff funds	—	106	—		106	—	7,548	—		7,548	—	7,654
Total revenues	446,666	(92)	—		446,574	3,964	7,548	—		11,512	450,630	458,086

Compensation and benefits	76,989	—	75,430	(b) (c)	152,419	1,674	—	1,295	(c)	2,969	78,663	155,388
Allocations to non-equity partner interests	—	—	(865	)(d)	(865)	—	—	—		—	—	(865)
Reorganization expenses	—	—	1,276,753	(e)	1,276,753	—	—	—		—	—	1,276,753
Profit sharing	—	—	(1,736	)(f)	(1,736)	—	—	—		—	—	(1,736)
Interest expense	24,791	—	—		24,791	—	—	—		—	24,791	24,791
General, administrative and other	70,176	—	12,401	(g)	82,577	632	—	562	(g)	1,194	70,808	83,771
Expenses of consolidated Och-Ziff funds	—	509	—		509	—	1,891	—		1,891	—	2,400
Total expenses	171,956	509	1,361,983		1,534,448	2,306	1,891	1,857		6,054	174,262	1,540,502

Net earnings (losses) on deferred balances and investments in Och-Ziff funds and joint ventures	—	—	(18,851	)(h)	(18,851)	(6,144)	(84)	84	(h)	(6,144)	(6,144)	(24,995)
Net gains (losses) of consolidated Och-Ziff funds	—	(1,974)	—		(1,974)	—	2,761	—		2,761	—	787

Income taxes	—	—	22,470	(g)	22,470	—	—	226	(g)	226	—	22,696

Net loss (income) allocated to partners’ and others’ interests in income of consolidated subsidiaries	—	2,575	737,837	(i)	740,412	(524)	(8,334)	(597	)(i)	(9,455)	(524)	730,957
Net Income (Loss) Allocated to Class A Shareholders	274,710	—	(665,467)		(390,757)	(5,010)	—	(2,596)		(7,606)	269,700	(398,363)
						Adjusted Income Taxes - Non-GAAP (4)					(113,464)

						Distributable Earnings - Non-GAAP					$156,236

						Weighted-Average Class A Shares Outstanding					74,138,572
						Weighted-Average Partner Units					311,099,524
						Weighted-Average Class A Restricted Share Units (RSUs)					14,765,768

						Weighted-Average Adjusted Class A Shares					400,003,864

						Distributable Earnings Per Adjusted Class A Share - Non-GAAP					$0.39

(1)	See Exhibit 7 for a description of the adjustments made to arrive at Total Company U.S. GAAP Net Loss.
(2)	The Och-Ziff Funds segment is the Company’s only reportable segment. Management uses Economic Income to evaluate the financial performance of and to make operating decisions for the segment.
(3)	Each of the measures below is a non-GAAP financial measure, with the exception of incentive income, other revenues and net losses on joint ventures, for which no adjustments to the U.S. GAAP basis have been made. Management calculates non-GAAP financial measures on an Economic Income basis for the Company’s Other Operations and for the Company as a whole to assess the financial performance of the Company’s entire business.
(4)	Presents an estimate of income tax expense by assuming the conversion of all outstanding Partner Units into Class A Shares, on a one-to-one basis. Therefore, all income (loss) of the Och-Ziff Operating Group allocated to the partners is treated as if it were allocated to Och-Ziff Capital Management Group LLC.

Exhibit 7

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Description of Adjustments Made to Reconcile Economic Income to U.S. GAAP Net Loss

Funds Consolidation

Economic Income excludes the impacts of consolidated Och-Ziff funds, including the related eliminations.

Other Adjustments

(a) Economic Income presents management fees net of recurring placement and related service fees on assets under management, as management considers these fees a reduction in management fees, not an expense.

(b) Economic Income recognizes deferred cash compensation expense in the period in which it is awarded, as management determines the total amount of compensation based on the Company’s performance in the year of the award.

(c) Economic Income excludes equity-based compensation expense, as management does not consider these non-cash expenses when evaluating the performance of the Company. The Company includes the number of shares granted in its Adjusted Class A Share count when determining Distributable Earnings Per Share.

(d) Economic Income excludes allocations to non-equity partner interests. Management reviewed the performance of the Company before it made any allocations to the Company’s non-equity founding partners for periods prior to the Reorganization. For these periods, allocations to the founding partners, other than Mr. Och, were treated as expenses for U.S. GAAP purposes. Following the Reorganization, only allocations to the founding partners, other than Mr. Och, related to earnings on deferred balances are incurred and these allocations are excluded from Economic Income.

(e) Economic Income excludes Reorganization expenses, which are non-cash expenses directly attributable to the reclassification of interests held by the founding partners and the Ziffs prior to the Reorganization as Och-Ziff Operating Group A Units.

(f) Economic Income excludes the profit sharing expense related to the Ziffs’ interest in the Company. Management reviewed the performance of the Company before it made any allocations to the Ziffs for periods prior to the Reorganization. Following the Reorganization, only profit sharing expense related to the allocation of earnings on deferred balances are incurred and these allocations are excluded from Economic Income.

(g) Economic Income excludes depreciation, changes in the tax receivable agreement liability, and gain on early retirement of debt, as management does not consider these items when evaluating the performance of the Company. Economic Income also excludes income taxes as it is a measure of pre-tax performance.

(h) Economic Income excludes the net earnings (losses) on the deferred balances and investments in Och-Ziff funds, as these amounts primarily relate to earnings (losses) on amounts due to affiliates for deferred balances, and earnings (losses) on amounts due to employees under deferred cash compensation arrangements.

(i) Economic Income excludes amounts allocated to the partners and the Ziffs on their interests in the Och-Ziff Operating Group, as management reviews the performance of the Company at the Och-Ziff Operating Group level. The Company conducts substantially all of its activities through the Och-Ziff Operating Group. Additionally, Economic Income excludes amounts allocated to investors in consolidated Och-Ziff funds, as Economic Income excludes the impacts of consolidated Och-Ziff funds.

Exhibit 8

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Financial Supplement (Unaudited)

(dollars in millions)

	Three Months Ended September 30, 2009	Nine Months Ended September 30, 2009	Year Ended December 31,
			2008	2007	2006	2005
Total Assets Under Management (1)
Beginning of Period Balance	$21,920	$26,955	$33,387	$22,621	$15,627	$11,251
Net Flows	(1,136)	(8,358)	(722)	7,591	4,135	3,117
Appreciation (Depreciation) (2)	1,494	3,681	(5,710)	3,175	2,859	1,259

End of Period Balance	$22,278	$22,278	$26,955	$33,387	$22,621	$15,627

Total Assets Under Management by Fund
OZ Master Fund		$14,821	$16,396	$19,771	$15,449	$12,001
OZ Europe Master Fund		2,984	5,084	6,416	3,481	1,887
OZ Asia Master Fund		1,343	2,439	3,852	2,332	605
OZ Global Special Investments Master Fund		1,982	1,910	2,082	195	43

Och-Ziff Funds - Net Returns (3)
OZ Master Fund	7.3%	20.5%	-15.9%	11.5%	14.8%	8.8%
OZ Europe Master Fund	7.9%	15.5%	-17.4%	14.8%	22.3%	15.7%
OZ Asia Master Fund	11.6%	26.4%	-30.9%	12.2%	14.0%	14.2%
OZ Global Special Investments Master Fund	3.4%	7.1%	-8.3%	17.2%	13.9%	0.2%

(1)	Includes deferred incentive income receivable from the offshore funds and amounts invested by the Company, its partners and certain other affiliated parties for which the Company charged no management fees and received no incentive income for the periods presented. Amounts presented in this table are not the amounts used to calculate Management Fees and Incentive Income for the respective periods.
(2)	Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and income. Management Fees and Incentive Income vary by product. Past performance is no guarantee of future results.
(3)	Reflects a composite of the monthly return and year-to-date return for the feeder funds comprising each of the Company’s most significant master funds and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized special investments that could reduce returns at the time of realization), and includes the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no guarantee of future results.

Exhibit 9

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

(Unaudited)

Returns of OZ Master Fund During Negative

Return Months of S&P 500 Index

Year	Number of Months of Negative Returns of S&P 500	Total Return of S&P 500 During Negative Return Months	Total Return of OZ Master Fund During Negative Return Months of S&P 500
1994	3	-8.5%	1.7%
1995	1	-0.4%	0.1%
1996	2	-6.4%	3.9%
1997	3	-13.1%	4.0%
1998	3	-17.2%	-2.7%
1999	5	-11.8%	6.2%
2000	8	-27.1%	12.0%
2001	6	-33.2%	0.4%
2002	8	-41.9%	-5.0%
2003	3	-5.2%	4.6%
2004	3	-6.4%	1.1%
2005	5	-8.7%	0.7%
2006	1	-2.9%	0.5%
2007	5	-11.6%	1.4%
2008	8	-51.8%	-16.3%
3Q09 - YTD	2	-19.1%	3.4%

Total net return for the OZ Master Fund (the “Fund”) represents a composite of the average return of the feeder funds that comprise the Fund. Returns are presented on a total return basis, net of all fees and expenses (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and include the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the Fund. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no guarantee of future results.

For the period from 1994 through 1997, performance represents the performance of Och-Ziff Capital Management, L.P., a Delaware limited partnership that was managed by Daniel Och following an investment strategy that is substantially similar to that of the Fund. In addition, during this period, performance was calculated by deducting Management Fees on a quarterly basis and Incentive Income on a monthly basis. Beginning January 1998, performance has been calculated by deducting both Management Fees and Incentive Income on a monthly basis from the composite returns of the Fund.

Readers should not assume that there is any material overlap between those securities in the portfolio of the Fund and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-cap corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 Index performance relative to the Fund’s performance during months in which the S&P 500 Index declined is for the limited purpose of illustrating how the Fund has performed during periods of declines in the broad equity market. It should not be considered an indication of how the Fund will perform relative to the S&P 500 Index in the future.

Please note that the Fund’s investment objective is not to beat the S&P 500 Index. Furthermore, the Fund’s performance has frequently trailed that of the S&P 500 Index in periods of positive performance.

Exhibit 10

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC

Fund Performance (Unaudited) (1)

	2008
	January	February	March	April	May	June	July	August	September	October	November	December	FY2008
Och-Ziff Funds - Net Returns
OZ Master Fund	-1.12%	1.02%	-0.73%	0.96%	1.11%	-0.45%	-0.59%	-0.58%	-5.41%	-6.71%	-2.35%	-2.02%	-15.92%
OZ Europe Master Fund	-2.00%	0.81%	-0.54%	0.31%	1.69%	0.20%	-1.35%	-0.38%	-7.22%	-5.12%	-2.67%	-2.31%	-17.39%
OZ Asia Master Fund	-1.95%	1.78%	-2.41%	-0.18%	-0.16%	-2.19%	-1.17%	-4.18%	-7.53%	-11.76%	-1.69%	-4.13%	-30.86%
OZ Global Special Investments Master Fund	-0.72%	0.57%	-0.45%	0.64%	0.43%	-0.34%	0.06%	-0.45%	-2.73%	-2.60%	-1.72%	-1.22%	-8.27%

S&P 500 Index - Total Return (2)	-6.00%	-3.25%	-0.43%	4.87%	1.30%	-8.43%	-0.84%	1.45%	-8.91%	-16.80%	-7.18%	1.06%	-37.00%

	2009
	January	February	March	1Q	April	May	June	2Q	July	August	September	3Q	YTD
Och-Ziff Funds - Net Returns
OZ Master Fund	3.09%	0.35%	0.88%	4.36%	1.86%	3.42%	2.14%	7.60%	3.26%	1.37%	2.51%	7.30%	20.49%
OZ Europe Master Fund	0.98%	-1.09%	-0.04%	-0.16%	2.48%	3.32%	1.24%	7.20%	2.36%	2.06%	3.28%	7.90%	15.47%
OZ Asia Master Fund	2.70%	1.22%	0.38%	4.35%	3.09%	4.62%	0.58%	8.48%	9.50%	0.24%	1.70%	11.63%	26.36%
OZ Global Special Investments Master Fund	0.84%	-0.49%	0.35%	0.70%	0.00%	1.97%	0.88%	2.87%	1.55%	0.33%	1.47%	3.38%	7.09%

S&P 500 Index - Total Return (2)	-8.43%	-10.65%	8.76%	-11.01%	9.57%	5.59%	0.20%	15.93%	7.56%	3.61%	3.73%	15.61%	19.26%

(1)	Fund performance reflects a composite of the return for the feeder funds comprising each of the Company’s most significant master funds and is presented on a total return basis, net of all fees and expenses of the relevant fund (except incentive income on certain unrealized private investments that could reduce returns on these investments at the time of realization), and includes the reinvestment of all dividends and income. Performance includes realized and unrealized gains and losses attributable to certain private and initial public offering investments that are not allocated to all investors in the funds. Investors that do not participate in such investments or that pay different fees may experience materially different returns. Past performance is no guarantee of future results.
(2)	Readers should not assume that there is any material overlap between those securities in the portfolios of the funds and those that comprise the S&P 500 Index. It is not possible to invest directly in the S&P 500 Index. Returns of the S&P 500 Index have not been reduced by fees and expenses associated with investing in securities and include the reinvestment of dividends. The S&P 500 Index is an equity index owned and maintained by Standard & Poor’s, a division of McGraw-Hill, whose value is calculated as the free float-weighted average of the share prices of 500 large-cap corporations listed on the NYSE and Nasdaq. The comparison of S&P 500 performance relative to the funds’ performance should not be considered an indication of how the fund will perform relative to the S&P 500 in the future. Please note that the funds’ investment objective is not to beat the S&P 500 Index. Furthermore, the funds’ performance has frequently trailed that of the S&P 500 Index in periods of positive performance.